FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2005

Date of Report (Date of earliest event reported)

Greens Worldwide Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

000-25025                 86-0718104

(Commission File               (I.R.S. Employer

Number)              Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 8.01 Other Events

The Board of Directors of Greens Worldwide Incorporated (“GWWI”) approved a 1 for 30 reverse stock split.  Any fractional shares as a result of the reverse split will be rounded up. The split is effective January 24, 2005, the new symbol is GRWW and the new CUSIP # is 39540P 20 8.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greens Worldwide Incorporated

Date:  January 24, 2005

/s/ Connie S. Ross

Connie S. Ross

Chairman and President